Exhibit d.(ii) b

FORM OF

Schedule A

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. and The Harford Mutual Funds II, Inc., is effective as of February 28, 2019 (except as noted herein).

List of Portfolios

THE HARTFORD MUTUAL FUNDS, INC. ON BEHALF OF:
The Hartford Balanced Fund (to be renamed effective May 1, 2019) Hartford Multi-Asset Income and Growth Fund [1]
The Hartford Balanced Income Fund [2]
Hartford Balance Retirement Fund (formerly known as Hartford Multi-Asset Income Fund until July 10, 2019)[1]
The Hartford Capital Appreciation Fund[2]
The Hartford Checks and Balances Fund[2]
The Hartford Conservative Allocation Fund[1]
Hartford Core Equity Fund[1]
The Hartford Dividend and Growth Fund[1]
Hartford Emerging Markets Equity Fund[1]
The Hartford Emerging Markets Local Debt Fund[1]
Hartford Environmental Opportunities Fund[3]
The Hartford Equity Income Fund[2]
The Hartford Floating Rate Fund[1]
The Hartford Global All-Asset Fund[1]
The Hartford Global Real Asset Fund[1]
The Hartford Growth Allocation Fund[1]
The Hartford High Yield Fund[1]
The Hartford Inflation Plus Fund[1]
Hartford International Equity Fund[1]
The Hartford International Growth Fund[2]
The Hartford International Opportunities Fund[1]
The Hartford International Small Company Fund[1]

1 Effective March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016.

2 Effective April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016.

3 Effective February 29, 2016. Approved by written consent of the sole initial shareholder on February 29, 2016.

The Hartford International Value Fund[1]
Hartford Long/Short Global Equity Fund[1]
The Hartford MidCap Fund[2]
The Hartford MidCap Value Fund[1]
Hartford Moderate Allocation Fund[1]
Hartford Municipal Income Fund[1]
Hartford Municipal Short Duration Fund[1]
The Hartford Quality Bond Fund[1]
The Hartford Short Duration Fund[1]
Hartford Small Cap Value Fund[1]
The Hartford Strategic Income Fund[1]
The Hartford Total Return Bond Fund[1]
The Hartford World Bond Fund[1]

THE HARTFORD MUTUAL FUNDS II, INC. ON BEHALF OF:
The Hartford Growth Opportunities Fund[1]
The Hartford Small Cap Growth Fund[1]
Hartford Quality Value Fund[1]
Hartford Schroders Emerging Markets Equity Fund [4]
Hartford Schroders Emerging Markets Multi-Sector Bond Fund[4]
Hartford Schroders Global Strategic Bond Fund[4]
Hartford Schroders International Multi-Cap Value Fund[4]
Hartford Schroders International Stock Fund[4]
Hartford Schroders Securitized Income Fund [5]
Hartford Schroders Tax-Aware Bond Fund[4]
Hartford Schroders US Small Cap Opportunities Fund[4]
Hartford Schroders US Small/Mid Cap Opportunities Fund (to be renamed effective May 1, 2019) Hartford Schroders US MidCap Opportunities Fund 4,

4 Effective October 19, 2016. Approved by written consent of the sole initial shareholder on October 19, 2016.

5 Effective February 28, 2019. Approved by written consent of the sole initial shareholder on February 26, 2019.

FORM OF

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. and The Harford Mutual Funds II, Inc., is effective as of February 28, 2019 (except as noted herein).

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund (to be renamed effective May 1, 2019) Hartford Multi-Asset Income and Growth Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5900%
Next $250 million	0.5500%
Next $250 million	0.5000%
Next $4 billion	0.4750%
Next $5 billion	0.4725%
Amount Over $10 billion	0.4700%

The Hartford Balanced Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6300%
Next $500 million	0.6000%
Next $1.5 billion	0.5700%
Next $2.5 billion	0.5500%
Next $5 billion	0.5300%
Next $2 billion	0.4500%
Amount Over $12 billion	0.3900%

Hartford Balanced Retirement Fund (formerly known as Hartford Multi-Asset Income Fund until July 10, 2019)

Average Daily Net Assets Excluding Assets Invested in Affiliated Funds#	Annual Rate
First $1 billion	0.3900%
Next $4 billion	0.3800%
Amount Over $5 billion	0.3750%

Average Daily Net Assets Invested in Affiliated Funds	0.0000%

# Affiliated Funds include any mutual fund or exchange-traded fund for which Hartford Funds Management Company, LLC or its affiliates serve as investment manager.

The Hartford Capital Appreciation Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6475%
Amount Over $10 billion	0.6450%

The Hartford Checks and Balances Fund
Average Daily Net Assets	Annual Rate
None

Hartford Core Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $1.5 billion	0.3300%
Next $2.5 billion	0.3250%
Amount Over $5 billion	0.3225%

The Hartford Dividend and Growth Fund and The Hartford MidCap Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5950%
Next $5 billion	0.5900%
Amount Over $10 billion	0.5850%

Hartford Emerging Markets Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Amount Over $1 billion	0.8000%

The Hartford Emerging Markets Local Debt Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.8500%
Next $250 million	0.8000%
Next $500 million	0.7700%
Amount Over $1 billion	0.7600%

Hartford Environmental Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Over $5 billion	0.5700%

The Hartford Equity Income Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5900%
Amount Over $5 billion	0.5875%

The Hartford Floating Rate Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Global All-Asset Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6500%
Next $500 billion	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5600%
Amount Over $5 billion	0.5500%

The Hartford Global Real Asset Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8450%
Next $500 million	0.8100%
Next $1.5 billion	0.7800%
Next $2.5 billion	0.7500%
Amount over $5 billion	0.7100%

The Hartford International Small Company Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Next $4 billion	0.8000%
Next $5 billion	0.7975%
Amount Over $10 billion	0.7950%

The Hartford High Yield Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $500 million	0.6000%
Next $1.5 billion	0.5950%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Inflation Plus Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5000%
Next $500 million	0.4500%
Next $1.5 billion	0.4450%
Next $2.5 billion	0.4400%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

The Hartford MidCap Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford International Equity Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4600%
Next $1 billion	0.4500%
Next $3 billion	0.4400%
Amount Over $5 billion	0.4300%

The Hartford International Growth Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $250 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6500%

The Hartford International Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.8000%
Next $4 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

The Hartford International Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6400%
Next $2.5 billion	0.6350%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6250%

Hartford Long/Short Global Equity Fund
Average Daily Net Assets	Annual Rate
First $ 1 billion	1.2500%
Next $ 1 billion	1.2400%
Amount Over $2 billion	1.2300%

Hartford Municipal Income Fund and Hartford Municipal Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

The Hartford Quality Bond Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4000%
Next $500 million	0.3700%
Next $4 billion	0.3400%
Next $5 billion	0.3300%
Amount Over $10 billion	0.3200%

The Hartford Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4100%
Next $500 million	0.3700%
Next $1.5 billion	0.3650%
Next $2.5 billion	0.3600%
Next $5 billion	0.3500%
Amount Over $10 billion	0.3400%

Hartford Small Cap Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $500 million	0.6500%
Next $2 billion	0.6000%
Next $2 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Strategic Income Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5500%
Next $500 million	0.5000%
Next $1.5 billion	0.4750%
Next $2.5 billion	0.4650%
Next $5 billion	0.4550%
Amount Over $10 billion	0.4450%

The Hartford Total Return Bond Fund[6]
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $4 billion	0.2600%
Amount Over $5 billion	0.2500%

6 Changes to the fees will become effective on March 1, 2019.

The Hartford World Bond Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5500%
Next $5 billion	0.4750%
Amount Over $10 billion	0.4500%

The Hartford Conservative Allocation Fund, The Hartford Growth Allocation Fund and Hartford Moderate Allocation Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.1000%
Next $500 million	0.0950%
Next $1.5 billion	0.0900%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0700%
Next $2.5 billion	0.0600%
Amount Over $10 billion	0.0500%

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $4.75 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

The Hartford Small Cap Growth Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.9000%
Next $150 million	0.8000%
Next $250 million	0.7000%
Next $4.5 billion	0.6500%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%

Hartford Quality Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $4 billion	0.3300%
Next $5 billion	0.3250%
Amount Over $10 billion	0.3225%

Hartford Schroders Emerging Markets Equity Fund
Average Daily Net Assets	Annual Rate
First $1 billion	1.0500%
Next $4 billion	1.0000%
Next $5 billion	0.9900%
Amount over $10 billion	0.9850%

Hartford Schroders Emerging Markets Multi-Sector Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6400%
Amount over $10 billion	0.6350%

Hartford Schroders Global Strategic Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.6600%
Next $4 billion	0.5800%
Next $5 billion	0.5550%
Amount over $10 billion	0.5450%

Hartford Schroders International Multi-Cap Value Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.7200%
Next 4 billion	0.6800%
Next $5 billion	0.6750%
Amount Over $10 billion	0.6700%

Hartford Schroders International Stock Fund[7]
Average Daily Net Assets	Annual Rate
First $1 billion	0.6700%
Next $4 billion	0.6500%
Next $5 billion	0.6450%
Amount over $10 billion	0.6400%

Hartford Schroders Securitized Income Fund[5]
Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount over $1 billion	0.6000%

Hartford Schroders Tax-Aware Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4500%
Next $4 billion	0.4300%
Next $5 billion	0.4250%
Amount over $10 billion	0.4200%

Hartford Schroders US Small Cap Opportunities Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Next $4 billion	0.8900%
Next $5 billion	0.8800%
Amount over $10 billion	0.8700%

Hartford Schroders US Small/Mid Cap Opportunities Fund (to be renamed effective May 1, 2019) Hartford Schroders US MidCap Opportunities Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.8500%
Next $4 billion	0.8000%
Next $5 billion	0.7900%
Amount over $10 billion	0.7850%

7 Changes to the fees will become effective on March 1, 2019.